EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-00572 on Form N-1A of our reports dated September 16, 2022, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended July 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 21, 2022

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

September 16, 2022	Eaton Vance Arizona Municipal Income Fund
September 16, 2022	Eaton Vance Connecticut Municipal Income Fund
September 16, 2022	Eaton Vance Minnesota Municipal Income Fund
September 16, 2022	Eaton Vance New Jersey Municipal Income Fund
September 16, 2022	Eaton Vance Pennsylvania Municipal Income Fund
September 16, 2022	Eaton Vance Municipal Opportunities Fund